                                                       Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     GZA GeoEnvironmental Technologies, Inc.
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               (Exact name of issuer as specified in its charter)

           Delaware                                      04-3051642
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(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

320 Needham Street, Newton Upper Falls                     02164
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(Address of principal executive offices)                 (Zip Code)


                     GZA GEOENVIRONMENTAL TECHNOLOGIES, INC.
                  RESTATED 401(k) PROFIT SHARING PLAN AND TRUST
                        1989 INCENTIVE STOCK OPTION PLAN
                      1989 NON-QUALIFIED STOCK OPTION PLAN
                        1992 EMPLOYEE STOCK PURCHASE PLAN
                            1995 STOCK INCENTIVE PLAN
                           (Full titles of the plans)

                                 Andrew P. Pajak
                             Chief Executive Officer
                     GZA GeoEnvironmental Technologies, Inc.
                               320 Needham Street
                          Newton Upper Falls, MA 02164
                                 (617) 969-0500
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                   (Name and address, including zip code, and
          telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                          Robert W. Sweet, Jr., Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000

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                         CALCULATION OF REGISTRATION FEE
================================================================================
                                                  Proposed
Title of                         Proposed         Maximum
Securities          Amount       Maximum          Aggregate      Amount of
to be               to be        Offering Price   Offering       Registration
Registered          Registered   Per Share        Price          Fee
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
Common Stock       200,000      $2.85 (2)         $  570,000(2)   $173 (2)
(par value $.01)   shares(1)

Common Stock       256,278      $5.25 (4)         $1,345,460(4)   $408 (4)
(par value $.01)   shares (3)




Common Stock       253,722      $2.85(2)          $ 723,108(2)    $220(2)
(par value $.01)   shares(5)

Common Stock       10,000       $5.25(4)          $  52,500(4)    $ 16(4)
(par value $.01)   shares(6)

Common Stock       5,000        $2.85(2)          $  14,250(2)    $  5(2)
(par value $.01)   shares(7)

Common Stock       100,000      $2.444(9)         $ 244,400(9)    $ 75(9)
(par value $.01)   shares(8)

Common Stock       173,048      $2.85(2)          $ 493,187(2)    $150(2)
(par value $.01)   shares(10)

(1)  Shares issuable pursuant to the Restated 401(k) Profit Sharing Plan and
     Trust.
(2) Estimated pursuant to Rule 457(c) and (h) based on the average of the high and low sale prices of the Common Stock as reported by the Nasdaq National Market ("Nasdaq NMS") on April 1, 1997.
(3) Shares issuable upon exercise of options outstanding under the 1989 Incentive Stock Option Plan.
(4) Estimated pursuant to Rule 457 (c) and (b) based on the exercise price of the outstanding options.
(5) Shares available for future grants of options under the 1989 Incentive Stock Option Plan.
(6) Shares issuable upon exercise of options outstanding under the 1989 Non-Qualified Stock Option Plan.
(7) Shares available for future grants of options under the 1989 Non-Qualified Stock Option Plan.
(8) Shares issuable pursuant to the 1992 Employee Stock Purchase Plan, as amended.
(9) Estimated pursuant to Rule 457(c) and (h) based on 85% of the average of the high and low sale prices of the Common Stock as reported on Nasdaq NMS on April 1, 1997.
(10) Shares issuable pursuant to the 1995 Restricted Stock Plan.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. DOCUMENTS INCORPORATED BY REFERENCE.

     This Registration Statement covers 938,048 shares of common stock, $.01 par value ("Common Stock"), including (a) 200,000 shares issuable pursuant to the Registrant's Restated 401(k) Profit Sharing Plan and Trust, which are in addition to the 125,000 shares of Common Stock already covered by the Registrant's registration statement on Form S-8, File No. 33-75688; (b) 510,000 shares issuable pursuant to the Registrant's 1989 Incentive Stock Option Plan,
(c) 15,000 shares issuable pursuant to the Registrant's 1989 Non-Qualified
Stock Option Plan; (d) 100,000 shares issuable pursuant to the Registrant's
1982 Employee Stock Purchase Plan, which are in addition to the 120,000 shares already covered by the Registrant's registration statement on Form S-8, File
No. 33-63940; and (e) 173,048 shares issuable pursuant to the Registrant's
1995 Restricted Stock Plan. The contents of the Company's registration statements on Form S-8, File Nos. 33-75688 and 33-63940, are incorporated herein by reference.

     In addition, the following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

     (a) The Registrant's Annual Report on Form 10-K in respect of its fiscal year ended February 29, 1996, filed with the Commission on or about May 24, 1996;

     (b) The Registrant's Quarterly Report on Form 10-Q in respect of the fiscal quarter ended May 31, 1996, filed with the Commission on or about July 15, 1996;

     (c) The Registrant's Quarterly Report on Form 10-Q in respect of the fiscal quarter ended August 31, 1996, filed with the Commission on or about October 15, 1996;

     (d) The Registrant's Quarterly Report on Form 10-Q in respect of the fiscal quarter ended November 30, 1996, filed with the Commission on or about January 14, 1997; and

     (e) The description of the Registrant's Common Stock contained in its registration statement on Form 8-A, File No. 0-13965, as declared effective by the Commission under Section 12 of the Securities Exchange Act of 1934 on July 24, 1989, including any amendment or description filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     (b) Reference is made to Article 9 of the Restated Certificate of Incorporation of the Company filed as Exhibit 3.1 to the Company's Registration Statement on Form S-l, File No. 33-29369, as declared effective by the Commission on July 27, 1989 (the "1989 S-1 Registration Statement") and incorporated herein by reference, for applicable provisions regarding the indemnification of directors and officers.

     (c) Reference is made to Article VI of the By-Laws of the Company filed as
Exhibit 3.2 to the 1989 S-1 Registration Statement and incorporated herein by reference, for applicable provisions regarding the indemnification of directors and officers.

     (d) Reference is made to the Indemnification Agreements between the Company and each of its directors and executive officers, a form of which is included as
Exhibit 10.1 to the 1989 S-1 Registration Statement and incorporated herein by reference, which Agreements provide for indemnification by the Company of such directors and executive officers.

     (e) The Company maintains an executive risk insurance policy which insures the directors and officers of the Company, the directors and officers of its subsidiaries and affiliates, and the fiduciaries of its 401(k) Plan against certain risks they may incur by reason of their services in such capacities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     5.1  Opinion of Counsel

    10.1  GZA GeoEnvironmental Technologies, Inc. Restated 401(k) Profit
          Sharing Plan and Trust, with all amendments thereto. (Incorporated by reference to Exhibit 4.1 to the Registrant's registration statement on Form S-8, File No. 33-75688.)

    10.2  1989 Incentive Stock Option Plan. (Incorporated by reference to
          Exhibit 10.6 to the Registrant's registration statement on Form S-l, File No. 33-29369 (the "1989 S-1 Registration Statement"). On July 12, 1994, the stockholders of the Registrant approved an amendment to Section 3 of the Plan to increase the number of shares issuable thereunder from 310,000 to 510,000.)

    10.3  1989 Non-Qualified Stock Option Plan. (Incorporated by reference to
          Exhibit 10.7 to the 1989 S-1 Registration Statement.

    10.4  1992 Employee Stock Purchase Plan. (incorporated by reference to
          Exhibit 4.1 to the Registrant's registration statement on Form S-8, File No. 33-63940. On July 11, 1995, the stockholders of the Registrant approved an amendment to Section 12 of the Plan to increase the number of shares issuable thereunder from 120,000 to 220,000.)

    10.5 1995 Stock Incentive Plan. (incorporated by reference to Exhibit 10.35 to the Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 1995.)

    24.1  Consent of Independent Accountants

    24.3  Consent of Counsel (included in Exhibit 5.1)

    25.1  Powers of Attorney (contained on the signature page)

ITEM 9. UNDERTAKINGS.

     1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     2. The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs 2(a)(1)(i) and 2(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on this 1st day of April, 1997.

                                  GZA GEOENVIRONMENTAL TECHNOLOGIES, INC.

                                  By:  /s/ Joseph P. Hehir
                                      ---------------------------------------
                                      Joseph P. Hehir
                                      Chief Financial Officer and Treasurer




                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Donald T. Goldberg, Andrew P. Pajak and Joseph P. Hehir, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing he may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                       TITLE                               DATE
---------                       -----                               ----

/s/ Andrew P. Pajak         Chief Executive Officer (Principal     April 1, 1997
--------------------------  Executive Officer) and Director
Andrew P. Pajak


/s/ Joseph P. Hehir         Chief Financial Officer and Treasurer  April 1, 1997
--------------------------  (Principal Financial Officer and
Joseph P. Hehir             Principal Accounting Office)


/s/ Donald T. Goldberg      Chairman of the Board                  April 1, 1997
--------------------------
Donald T. Goldberg


/s/ M. Joseph Celi          Director                               April 1, 1997
--------------------------
M. Joseph Celi


/s/ Timothy W. Devitt       Director                               April 1, 1997
--------------------------
Timothy W. Devitt


/s/ Lawrence Feldman        Director                               April 1, 1997
--------------------------
Lawrence Feldman


/s/ Paul F. Gorman          Director                               April 1, 1997
--------------------------
Paul F. Gorman


/s/ Joseph D. Guertin, Jr.  Director                               April 1, 1997
--------------------------
Joseph D. Guertin, Jr.


/s/ Lewis Mandell           Director                               April 1, 1997
--------------------------
Lewis Mandell

                            Director                               April 1, 1997
--------------------------
Thomas W. Philbin


/s/ Irvine G. Reinig II     Director                               April 1, 1997
--------------------------
Irvine G. Reinig II